SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: August 1, 2005
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                                TRUDY CORPORATION
                                 353 Main Avenue
                           Norwalk, Connecticut 06851


                           Commission File No. 0-16056
                      Incorporated in the State of Delaware
                      Federal Identification No. 06-1007765


                            Telephone: (203) 846-2274
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 204.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c)).
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Item 5.02. Promotion of Director/Officer.

         Effective August 1, 2005 the Board of Directors promoted Ashley C. Andersen from Executive Vice President and Publisher to President, Chief Executive Officer and Publisher.

         Ms. Andersen has served as Executive Vice President since September 2002, and has been a member of the Board since June 2002. Ms. Andersen joined the Company in March 2000 as Associate Publisher. She was subsequently promoted to Publisher and again promoted to Executive Vice President.

         Ms. Andersen was a 5% equity holder of the Company's subsidiary, Studio Mouse, LLC. Effective March 31, 2005, Studio Mouse was merged into the Company and Ms. Andersen received 13, 273,808 shares of common stock of Trudy in exchange for her 5% equity interest.

         Effective August 1, 2005 the Board of Directors re-appointed William W. Burnham as Chairman and Acting Chief Financial Officer of the Company and appointed him to the new position of Director of Corporate Development. Mr. Burnham has served as President, Chief Executive Officer, and Chairman of the Board of Directors of the Company since 1979.


Item 9.01 Financial Statements and Exhibits.

         (c) Exhibits.

         99.4     Press release of the Registrant, dated July 29, 2005.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TRUDY CORPORATION


Date:   August 1, 2005                By: /s/ ASHLEY C. ANDERSEN
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                                          Ashley C. Andersen,
                                          Chief Executive Officer of the Company



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